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As filed with the Securities and Exchange Commission on March 21, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SANCHEZ ENERGY CORPORATION*
Exact name of Registrant as specified in its charter

Delaware State or other jurisdiction of incorporation or organization	1311 Primary Standard Industrial Classification Code Number	45-3090102 I.R.S. Employer Identification No.

1000 Main Street, Suite 3000
Houston, Texas 77002
(713) 783-8000
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

Gregory B. Kopel
Senior Vice President and General Counsel
1000 Main Street, Suite 3000
Houston, Texas 77002
(713) 783-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David P. Elder
Patrick Hurley
Shar Ahmed
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, TX 77002
(713) 220-5800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

               If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

               Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)(3)

Preferred Stock, par value $0.01 per share

Warrants

Senior Debt Securities

Subordinated Debt Securities

Guarantees of the Co-Registrants with respect to Debt Securities of Sanchez Energy Corporation(4)

TOTAL	N/A	N/A	$500,000,000	$50,350(5)(6)

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby. Subject to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), in no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $500,000,000 or if any securities are issued in any foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $500,000,000. Such amount represents the principal amount of any debt securities (or issue price, in the case of debt securities issued at an original issue discount), and the issue price of any common stock, preferred stock or warrants. This Registration Statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement. No separate consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act, and exclusive of accrued interest and dividends, if any.

(3)
The common stock includes certain preferred stock purchase rights (the "Rights") issued pursuant to that certain Rights Plan, dated as of July 28, 2015 (filed on Exhibit 4.1 to Sanchez Energy Corporation's (the "Company") Current Report on Form 8-K filed on July 29, 2015) (the "NOL Rights Plan") between the Company and Continental Stock Transfer & Trust Company, as rights agent. Until the occurrence of certain events specified in the NOL Rights Plan, none of which have occurred as of the filing of this Registration Statement, the Rights are not exercisable, are evidenced only by the certificates for common stock, and will be transferred along with and only with, and are not severable from, the common stock. The value attributable to the Rights, if any, is reflected in the market price of the common stock. No separate consideration will be payable for the Rights.

(4)
None of the Co-Registrants will receive separate consideration for the guarantees with respect to the debt securities of the Company. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(5)
Pursuant to Rule 457(p) under the Securities Act, the securities registered under this Registration Statement include unsold securities previously registered on the Company's Registration Statement on Form S-3 (Registration No. 333-185853), filed on January 2, 2013 and declared effective on January 14, 2013 (the "Prior Registration Statement"). The Prior Registration Statement registered the offer and sale of an indeterminate number of common stock, debt securities, preferred stock, warrants and guarantees of debt securities with an aggregate offering price not to exceed $500,000,000, of which $69,830,000 of such securities (the "Unsold Securities") remain unsold as of the filing date of this Registration Statement and are being included in this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the filing fee of $7,032 relating to the Unsold Securities under the Prior Registration Statement will continue to be applied to such securities registered in this Registration Statement. There are also being registered on this Registration Statement new securities with an aggregate offering price of $430,170,000 (the "New Securities").

(6)
The filing fee of $7,032 relating to the Unsold Securities under the Prior Registration Statement was previously paid. A filing fee of $43,318 with respect to the New Securities is being paid in connection with the filing of this Registration Statement. See footnote (5) above.

               The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*Co-Registrants

Exact Name of Co-Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
SN Palmetto, LLC	Delaware	45-3193696
SN Marquis LLC	Delaware	45-3090102
SN Cotulla Assets, LLC	Texas	45-3090102
SN Operating, LLC	Texas	38-3902143
SN TMS, LLC	Delaware	45-3090102
SN Catarina, LLC	Delaware	45-3090102

(1)
The address for each Co-Registrant's principal executive office is 1000 Main Street, Suite 3000, Houston, TX 77002 and the telephone number for each Co-Registrant's principal executive office is (713) 783-8000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION DATED MARCH 21, 2016

SANCHEZ ENERGY CORPORATION
$500,000,000

Common Stock
Preferred Stock
Warrants
Senior Debt Securities
Subordinated Debt Securities
Guarantees of Debt Securities

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our common stock, and associated preferred stock purchase rights, are listed on the New York Stock Exchange under the symbol "SN."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risk. You should carefully read the information under the heading "Risk Factors" beginning on page 6 of this prospectus and the risk factors contained in any applicable prospectus supplement before making a decision to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2016.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of such document only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions we made based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this prospectus, words such as "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," "strategy," "future" or their negatives or the statements that include these words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular, statements, express or implied, concerning our future operating results and returns or our ability to replace or increase reserves, increase production, or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Important factors that could cause our actual results to differ materially from the expectations reflected in the forward looking statements include, among others:

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  our ability to successfully execute our business and financial strategies;

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  our ability to utilize the services, personnel and other assets of Sanchez Oil & Gas Corporation ("SOG") pursuant to existing services agreements;

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  our ability to replace the reserves we produce through drilling and property acquisitions;

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  the timing and extent of changes in prices for, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;

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  the realized benefits of the acreage acquired in our various acquisitions and other assets and liabilities assumed in connection therewith;

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  the realized benefits of our joint ventures, including with respect to our joint ventures with Targa Resources Partners LP;

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  the realized benefits of our transactions with Sanchez Production Partners LP, including with respect to the Palmetto escalating working interest sale and divestiture of Western Catarina midstream assets;

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  the extent to which our drilling plans are successful in economically developing our acreage in, and to produce reserves and achieve anticipated production levels from, our existing and future projects;

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  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

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  the extent to which we can optimize reserve recovery and economically develop our plays utilizing horizontal and vertical drilling, advanced completion technologies and hydraulic fracturing;

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  our ability to successfully execute our hedging strategy and the resulting realized prices therefrom;

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  competition in the oil and natural gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

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  our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements;

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  the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

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  our ability to compete with other companies in the oil and natural gas industry;

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  the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations, environmental laws and regulations relating to air emissions, waste disposal, hydraulic fracturing and access to and use of water, laws and regulations imposing conditions and restrictions on drilling and completion operations and laws and regulations with respect to derivatives and hedging activities;

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  developments in oil-producing and natural gas-producing countries, the actions of the Organization of Petroleum Exporting Countries and other factors affecting the supply of oil and natural gas;

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  our ability to effectively integrate acquired crude oil and natural gas properties into our operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

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  the extent to which our crude oil and natural gas properties operated by others are operated successfully and economically;

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  the use of competing energy sources and the development of alternative energy sources;

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  unexpected results of litigation filed against us;

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  the extent to which we incur uninsured losses and liabilities or losses and liabilities in excess of our insurance coverage; and

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  the other factors described under "Risk Factors" in this prospectus or incorporated by reference into this prospectus.

        In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and, if any of such events do, we may not have correctly anticipated the timing of their occurrence or the extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with an aggregate offering price up to $500,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities covered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a website maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.sanchezenergycorp.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

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  we are disclosing important information to you by referring you to those documents; and

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  information we file later with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC), which we filed with the SEC under the Exchange Act:

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  our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016;

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  our Current Reports on Form 8-K filed on June 3, 2013 (Item 9.01(a)), September 9, 2014 (Item 8.01 relating to Exhibit 99.1), January 25, 2016, February 23, 2016, March 8, 2016 and March 21, 2016;

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  the description of our common stock contained in our Form 8-A filed on December 9, 2011, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock; and

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  the description of our preferred stock purchase rights contained in our Form 8-A filed on July 29, 2015, including any amendment to that form that we may file in the future for the purpose of updating the description of our preferred stock purchase rights.

        In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Sanchez Energy Corporation
Attention: Secretary
1000 Main Street, Suite 3000
Houston, Texas 77002
(713) 783-8000

 SANCHEZ ENERGY CORPORATION

        Sanchez Energy Corporation (together with its consolidated subsidiaries, the "Company," "we," "our," "us" or similar terms), a Delaware corporation formed in August 2011, is an independent exploration and production company focused on the exploration, acquisition and development of unconventional oil and natural gas resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale in South Texas and, to a lesser extent, the Tuscaloosa Marine Shale ("TMS") in Mississippi and Louisiana. We have accumulated approximately 200,000 net leasehold acres in the oil and condensate, or black oil and volatile oil, windows of the Eagle Ford Shale and approximately 62,000 net leasehold acres in what we believe to be the core of the TMS. We are currently focused on the horizontal development of significant resource potential from the Eagle Ford Shale, with plans to invest approximately 100% of our total 2016 drilling and completion capital budget in this area.

        We are continuously evaluating opportunities to grow both our acreage and our producing assets through acquisitions. Our successful acquisition of such assets will depend on both the opportunities and the financing alternatives available to us at the time we consider such opportunities.

        Our executive offices are located at 1000 Main Street, Suite 3000, Houston, TX 77002, and our telephone number is (713) 783-8000. Our website is www.sanchezenergycorp.com. Information on our website is not incorporated by reference into, and does not constitute a part of, this prospectus.

ABOUT THE SUBSIDIARY GUARANTORS

        Sanchez Energy Corporation is a holding company. We conduct our operations through our subsidiaries and joint ventures. If specified in the prospectus supplement respecting a series of debt securities, SN Palmetto, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC and SN Catarina, LLC and any other of our existing or future subsidiaries specified in the prospectus supplement may jointly and severally, fully, and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock, preferred stock, warrants or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include the financing of capital expenditures, acquisitions and additions to our working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

RATIOS OF EARNINGS TO FIXED CHARGES AND
TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table presents our ratios of consolidated earnings to fixed charges and consolidated earnings to combined fixed charges and preferred dividends for the periods presented.

	Years Ended December 31,
	2015		2014		2013	2012		2011
Ratio of earnings to fixed charges(1)	—	(2)	—	(2)	2.00	—	(2)	—	(3)
Ratio of earnings to combined fixed charges and preferred dividends(1)	—	(4)	—	(4)	2.00	—	(4)	—	(3)

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as net interest expense (inclusive of credit facility commitment fees) on all indebtedness and including capitalized interest expense, the amortization of deferred financing costs and discounts, and a reasonable estimation of interest associated with operating leases. Combined fixed charges and preferred dividends consist of fixed charges and the amount of pre-tax earnings (loss) that is required to pay the dividends on outstanding preferred securities.

(2)
Due to our losses for each of the years ended December 31, 2015, 2014 and 2012, the respective ratios of coverage were less than 1:1. We would have needed additional earnings of approximately $1.5 billion, $33.2 million and $16.3 million, respectively, to achieve a coverage ratio of 1:1.

(3)
Historically, we did not have any fixed charges related to debt or pay any dividends related to preferred stock.

(4)
Due to our losses for each of the years ended December 31, 2015, 2014 and 2012, the resptective ratios of coverage were less than 1:1. We would have needed additional earnings of approximately $1.5 billion, $66.8 million and $18.4 million, respectively, to achieve a coverage ratio of 1:1.

 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

        We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

        The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

        The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior debt," as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

        The debt securities may have the benefit of guarantees (each, a "guarantee") by one or more existing or future subsidiaries of Sanchez Energy Corporation (each, a "guarantor") specified in the prospectus supplement for that series. If a guarantor issues guarantees, the guarantees will be unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

        The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See "Where You Can Find More Information" in this prospectus for information on how to obtain copies of them.

        When used in this section, all references to "we," "us" or "our" mean Sanchez Energy Corporation only, unless we state otherwise or the context clearly indicates otherwise.

        This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security and any applicable guarantees.

Indentures

        The senior debt securities and subordinated debt securities are each governed by a document called an indenture. Each indenture is a contract between us and a trustee to be named prior to the issuance of debt securities thereunder. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.

        The trustee under each indenture has two main roles:

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  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

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  Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

        When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

        We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control with respect to your debt security. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to "debt securities" or a "series of debt securities," we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

        Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

        The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

        Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

        Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

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  the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

  •
  any limit on the total principal amount of the debt securities of the same series;

  •
  the stated maturity;

  •
  the currency or currencies for principal and interest, if not U.S. dollars;

  •
  the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

  •
  whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

  •
  if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

  •
  if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

  •
  if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

  •
  if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

  •
  if your debt security is also an original issue discount debt security, the yield to maturity;

  •
  if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s), repayment price(s), redemption period(s) and repurchase period(s);

  •
  the authorized denominations, if other than $2,000 and integral multiples of $1,000;

  •
  the depositary for your debt security, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  whether your debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

  •
  any other terms of your debt security and any guarantees of your debt security, which could be different from those described in this prospectus.

Governing Law

        The indentures and the debt securities (and any guarantees thereof) will be governed by New York law.

Form of Debt Securities

        We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to "holders" in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

        Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to participants that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

        We will make payment of principal of, and interest and premium, if any, on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest or premium on, a global debt security, DTC will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any guarantor, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

  •
  we notify the trustee that we wish to terminate that global security.

        Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The certificated debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in certificated form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action.

Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us that it is a limited-purpose trust company organized under, and a "banking organization" within the meaning of, the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic, computerized book-entry transfers and pledges in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC's participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of the Depositary Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities clearing corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC's book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Investors may hold interests in the debt securities outside the U.S. through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, the Euroclear Operator, the Cooperative, Euroclear's system, Clearstream and Clearstream's system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. Secondary market trading between Euroclear Participants and/or Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants or Clearstream Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

        If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

  •
  If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

  •
  Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

        If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

        The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

 Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

        The subordinated debt indenture defines "senior debt" as:

  •
  our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

  •
  any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

        Notwithstanding the foregoing, "senior debt" will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

        We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

  •
  (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

  •
  in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

        The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities ("legal defeasance"); or

  •
  we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us ("covenant defeasance").

        If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, any guarantor or the trustee and without the consent of the holders of any debt securities.

        In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

  •
  deliver all outstanding debt securities of that series to the trustee for cancellation; or

  •
  all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability

        No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), unitholder or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of us or any guarantor, respectively, under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities and any guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

        Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  we do not pay the principal or any premium on any debt security of that series on the due date;

  •
  we do not pay interest on any debt security of that series within 30 days after the due date;

  •
  we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

  •
  we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee to the Company or by the holders of at least 25% in principal amount of the relevant series of debt securities to the trustee and the Company;

  •
  we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

  •
  if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

  •
  if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

        We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

        If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

        Except as specified below, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

  •
  the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

  •
  the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after the date such payment is due (or, if your debt security is redeemable, on or after its redemption date).

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Wavier of Default

        The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

        We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

        There are four types of changes we can make to either indenture and the debt securities or series of debt securities or any guarantees thereof issued under that indenture.

Changes Requiring Each Holder's Approval

        First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable debt indenture, including, among others:

  •
  changing the stated maturity for any principal or interest payment on a debt security;

  •
  reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

  •
  permitting redemption of a debt security if not previously permitted;

  •
  impairing any right a holder may have to require purchase of its debt security;

  •
  impairing any right that a holder of a convertible debt security may have to convert the debt security;

  •
  changing the currency of any payment on a debt security;

  •
  changing the place of payment on a debt security;

  •
  impairing a holder's right to sue for payment of any amount due on its debt security;

  •
  releasing any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the indenture;

  •
  reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

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  changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

        The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to reflect the addition of, succession to or release of any guarantor of guaranteed debt securities otherwise permitted under the indenture. We may also make changes to conform the text of the applicable indenture or any debt securities or guarantees to any provision of the "Description of Debt Securities and Guarantees" in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities or guarantees.

Modification of Subordination Provisions

        We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

  •
  if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

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  if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

        The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under "—Mergers and Similar Transactions." If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes Requiring Each Holder's Approval," unless that holder approves the waiver.

        We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (a) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (b) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek a change to an indenture or any debt securities requiring approval of all or any of the holders of outstanding debt securities or request a waiver.

Special Rules for Action by Holders

        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

        If any debt securities cease to be issued in registered global form, they will be issued:

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  only in fully registered form;

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  without interest coupons; and

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  unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities say you may.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

        We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants.

        We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

        The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors of any series of guaranteed debt securities to differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If the Company issues a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee, on a joint and several basis with each other guarantor, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor's obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

        If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

        Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor's secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

        If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor's existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See "—Subordination Provisions" above.

Paying Agents

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

        The prospectus supplement for your debt security will describe any material relationships we may have with the trustee.

        The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

        The following discussion is a summary of the terms of our capital stock that are contained in our restated certificate of incorporation, including the certificates of designations for our 4.875% Convertible Preferred Stock, Series A, or "4.875% Preferred Stock," and 6.500% Convertible Preferred Stock, Series B, or "6.500% Preferred Stock," annexed thereto, the certificate of designations for our Series C Junior Participating Preferred Stock, or "Series C Preferred Stock," and our amended and restated bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our restated certificate of incorporation, certificates of designations and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, of which 62,579,667 shares were issued and outstanding as of February 26, 2016, and 15,000,000 shares of preferred stock, $0.01 par value per share, of which (i) 3,000,000 shares of 4.875% Preferred Stock were issued and 1,838,985 shares of 4.875% Preferred Stock were outstanding, (ii) 4,500,000 shares of 6.500% Preferred Stock were issued and 3,527,830 shares of 6.500% Preferred Stock were outstanding and (iii) no shares of Series C Preferred Stock were issued and outstanding, as of February 26, 2016.

Common Stock

        Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock.

Preferred Stock

        Our restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 15,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

        Our board of directors has designated 3,000,000 shares of our preferred stock as 4.875% Convertible Preferred Stock, Series A. Each holder of the 4.875% Preferred Stock is entitled to an annual dividend of 4.875% on the liquidation preference of $50.00 per share to be paid quarterly in cash, common stock or a combination thereof on January 1, April 1, July 1 and October 1, when and if such dividend has been declared by our board of directors. We cannot make any dividends or other distributions (except in certain specified limited circumstances) on our common stock, or purchase our common stock, unless all accumulated and unpaid dividends on our 4.875% Preferred Stock have been declared and paid (or are declared and a sufficient amount for the payment of such dividends has been set apart). Each share of 4.875% Preferred Stock has a liquidation preference of $50.00 per share plus accumulated and unpaid dividends and is convertible, at the holder's option, into shares of our common stock based on an initial conversion price of $21.51 per share of our common stock, subject to adjustment upon the occurrence of certain events. In addition, if a "fundamental change" (as defined in the certificate of designations for our convertible preferred stock) occurs, we may be required to increase the conversion rate for a holder that elects to convert its shares of 4.875% Preferred Stock in connection with the fundamental change based on the stock price and the effective date of the fundamental change (subject to our right to pay cash in lieu of delivering shares of our common stock upon conversion). The 4.875% Preferred Stock will not be subject to redemption by us and no "sinking fund" is provided for the 4.875% Preferred Stock.

        At any time on or after October 5, 2017, we may cause all outstanding shares of 4.875% Preferred Stock to be converted into shares of common stock if the closing price of our common stock equals or exceeds 130% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, in which case, each holder will receive, for each share of 4.875% Preferred Stock being converted, a number of shares of our common stock equal to the conversion rate, as described in the certificate of designations related to our 4.875% Preferred Stock. The holders of our 4.875% Preferred Stock have no voting rights unless dividends payable on such stock are in arrears for six or more quarterly periods (whether or not consecutive). In that event, the holders of the 4.875% Preferred Stock, voting as a single class with the shares of any other preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the 4.875% Preferred Stock has been paid in full.

        In addition, our board of directors has designated 4,500,000 shares of our preferred stock as 6.500% Convertible Preferred Stock, Series B. Each holder of the 6.500% Preferred Stock is entitled to an annual dividend of 6.500% on the liquidation preference of $50.00 per share to be paid quarterly in cash, common stock or a combination thereof on January 1, April 1, July 1 and October 1, when and if such dividend has been declared by our board of directors. We cannot make any dividends or other distributions (except in certain specified limited circumstances) on our common stock, or purchase our common stock, unless all accumulated and unpaid dividends on our 6.500% Preferred Stock have been declared and paid (or are declared and a sufficient amount for the payment of such dividends has been set apart). Each share of 6.500% Preferred Stock has a liquidation preference of $50.00 per share plus accumulated and unpaid dividends and is convertible, at the holder's option, into shares of our common stock based on an initial conversion price of $21.40 per share of our common stock, subject to adjustment upon the occurrence of certain events. In addition, if a "fundamental change" (as defined in the certificate of designations for our 6.500% Preferred Stock) occurs, we may be required to increase the conversion rate for a holder that elects to convert its shares of 6.500% Preferred Stock in connection with the fundamental change based on the stock price and the effective date of the fundamental change (subject to our right to pay cash in lieu of delivering shares of our common stock upon conversion). The 6.500% Preferred Stock will not be subject to redemption by us and no "sinking fund" is provided for the 6.500% Preferred Stock.

        At any time on or after April 6, 2018, we may cause all outstanding shares of the 6.500% Preferred Stock to be converted into shares of common stock if the closing price of our common stock equals or exceeds 130% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, in which case, each holder will receive, for each share of 6.500% Preferred Stock being converted, a number of shares of our common stock equal to the conversion rate, as described in the certificate of designations related to our 6.500% Preferred Stock. The holders of our 6.500% Preferred Stock have no voting rights unless dividends payable on such stock are in arrears for six or more quarterly periods (whether or not consecutive). In that event, the holders of the

6.500% Preferred Stock, voting as a single class with the shares of any other preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the 6.500% Preferred Stock has been paid in full.

        Our board of directors adopted a net operating loss carryforwards ("NOLs") rights plan (the "Rights Plan") on July 28, 2015, which will give the holders of our common stock the right to purchase one one-thousandth of a share of our Series C Preferred Stock in the event of certain beneficial acquisitions of our common stock. In connection with the adoption of the Rights Plan, our board of directors designated 150,000 shares of our preferred stock as Series C Preferred Stock. See "—Rights Plan" and "—Anti-Takeover Effects of Provisions of Our Restated Certificate of Incorporation, Our Amended and Restated Bylaws, The Rights Plan and Delaware Law."

Rights Plan

        On July 28, 2015, we entered into the Rights Plan with Continental Stock Transfer & Trust Company, as rights agent. In connection therewith, our board of directors declared a dividend of one preferred share purchase right ("Right") for each outstanding share of our common stock, which was payable on August 10, 2015 to stockholders of record as of the close of business on August 7, 2015 (the "Record Date"). In addition, one Right will automatically attach to each share of common stock issued between the Record Date and the Distribution Date (as defined below).

        Our board of directors adopted the Rights Plan in an effort to prevent the imposition of significant limitations under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), on our ability to utilize our current NOLs to reduce our future tax liabilities. If we experience an "ownership change," as defined in Section 382 of the Code, our ability to fully utilize the NOLs on an annual basis will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of those benefits. In general terms, the Rights Plan works by imposing a significant penalty upon any person or group that beneficially acquires 4.9% or more of our outstanding common stock without the approval of our board of directors (an "Acquiring Person"). The Rights Plan also gives discretion to our board of directors to determine that someone is an Acquiring Person even if they do not beneficially own 4.9% or more of the outstanding common stock but do beneficially own 4.9% or more in value of our outstanding common stock, as determined pursuant to Section 382 of the Code and the regulations promulgated thereunder (a "Value Determination"). Stockholders that beneficially owned 4.9% or more of our outstanding common stock at the adoption of the Rights Plan will not trigger the Rights unless they beneficially acquire additional shares of our outstanding common stock, subject to certain exceptions set forth in the Rights Plan. In addition, our board of directors has established procedures to consider requests to exempt certain acquisitions of our securities from the Rights Plan if our board of directors determines that doing so would not limit or impair the availability of the NOLs or is otherwise in the best interests of the Company.

        The Rights.    Our board of directors authorized the issuance of a Right with respect to each share of common stock outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the common stock. New Rights will accompany any new shares of common stock issued after the Record Date until the earlier of the Distribution Date, the redemption date or the expiration date of the Rights, as described below. Prior to exercise, a Right does not give its holder any dividend, voting or liquidation rights.

        Exercise Price.    Each Right will allow its registered holder to purchase from the Company one one-thousandth of a share of Series C Preferred Stock for $32.00, subject to adjustment under certain circumstances (the "Purchase Price"), once the Rights become exercisable.

        Exercisability.    The Rights will not be exercisable until the earlier to occur of:

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  10 business days following public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" by obtaining beneficial ownership of 4.9% or more of the outstanding common stock or a Value Determination, except where such person or group has acquired such ownership in certain circumstances prior to the first public announcement of the adoption of the Rights Plan, or

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  10 business days (or a later date determined by our board of directors before any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

        The date when the Rights become exercisable is referred to as the "Distribution Date." Until the Distribution Date, the Rights are evidenced, with respect to any common stock certificates outstanding as of the Record Date, by such common stock certificates, and with respect to any shares of common stock held in uncertificated form as of the Record Date, by the book entries in the book-entry system for the common stock, in each case together with a copy of the Summary of Rights for the Rights. Until the Distribution Date, new common stock certificates issued after the Record Date upon transfer or new issuance of shares of common stock will contain a legend regarding the Rights (which certificates will evidence the associated Rights) and we will deliver a notice regarding the Rights upon the transfer or new issuance of shares of common stock held in book-entry form (which book-entries will evidence the associated Rights). Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for common stock or book-entry shares, with or without such legend, notice or Summary of Rights, will also constitute the transfer of the associated Rights. After the Distribution Date, the Rights will separate from the common stock and be evidenced solely by Right certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person or an associate or affiliate thereof and certain transferees thereof will be null and void and may not be exercised.

        Consequences of a Person or Group Becoming an Acquiring Person.    If a person or group of affiliated or associated persons becomes an Acquiring Person, all holders of Rights except the Acquiring Person or an associate or affiliate thereof and certain transferees thereof may, upon exercise of a Right, purchase for the Purchase Price shares of common stock with a market value of two times the Purchase Price, based on the market price of the common stock prior to such acquisition. If we do not have a sufficient number of shares of common stock available, we may under certain circumstances substitute shares of Series C Preferred Stock or other securities or property for the common stock into which the Rights would have otherwise been exercisable.

        Exempt Persons.    Our board of directors recognizes that there may be instances when an acquisition of shares of the common stock that would cause a stockholder to become an Acquiring Person may not jeopardize or endanger, in any material respect, the availability of the NOLs. Accordingly, the Rights Plan grants discretion to our board of directors to designate a person as an "Exempt Person." Our board of directors can revoke an "Exempt Person" designation if it subsequently makes a contrary determination regarding whether a person jeopardizes or endangers in any material respect the availability of the NOLs.

  Series C Preferred Stock Provisions.

        Each one one-thousandth of a share of Series C Preferred Stock, if issued:

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  will not be redeemable;

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  will entitle the holder to quarterly dividend payments equal to the dividend paid on one share of common stock;

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  will entitle the holder upon liquidation, dissolution or winding-up of the Company to receive the greater of (a) $0.01 per one one-thousandth of a share of Series C Preferred Stock (plus any accrued but unpaid dividends) and (b) an amount equal to the payment made on one share of common stock;

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  will have the same voting power as one share of common stock; and

  •
  if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a payment equal to the payment made on one share of common stock.

        The value of one one-thousandth interest in a share of Series C Preferred Stock should approximate the value of one share of our common stock.

        Expiration.    The Rights will expire on the earliest of (i) 5:00 p.m., New York City time, on July 27, 2018, (ii) the time at which the Rights are redeemed or exchanged under the Rights Plan or (iii) the time at which our board of directors determines that the NOLs are fully utilized or no longer available under Section 382 of the Code.

        Redemption.    Our board of directors may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our board of directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or issue stock dividends of our common stock.

        Exchange.    After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our board of directors may extinguish the Rights by exchanging one share of common stock or an equivalent security or other property for each Right, other than Rights held by the Acquiring Person or an affiliate or associate thereof and certain transferees thereof, which will have become null and void.

        Anti-Dilution Provisions.    The Purchase Price of the Series C Preferred Stock, the number of shares of Series C Preferred Stock issuable and the number of outstanding Rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split, or a reclassification of the Series C Preferred Stock or our common stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

        Amendments.    The terms of the Rights Plan may be amended by our board of directors without the consent of the holders of the Rights except that after a person or group becomes an Acquiring Person, our board of directors may not amend the agreement in a way that adversely affects holders of the Rights.

Anti-Takeover Effects of Provisions of Our Restated Certificate of Incorporation, Our Amended and
Restated Bylaws, The Rights Plan and Delaware Law

        Some provisions of Delaware law, and our restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for shares of our common stock.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the New York Stock Exchange ("NYSE"), from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not opted out of the provisions of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Restated Certificate of Incorporation and Amended and Restated Bylaws

        Among other things, our restated certificate of incorporation and amended and restated bylaws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

  •
  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  provide that the affirmative vote of the holders of at least 75% in voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office at any time;

  •
  provide that our board of directors is divided into three classes with each class serving staggered three year terms;

  •
  provide that special meetings of our stockholders may only be called by our Chairman of our board of directors, Chief Executive Officer, President or pursuant to a resolution adopted by our board of directors;

  •
  provide that, subject to the terms of any series of preferred stock that is outstanding at such time, any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; and

  •
  provide that the affirmative vote of the holders of at least 75% in the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors will be required to amend, alter, or repeal certain provisions of our restated certificate of incorporation or any provision of our amended and restated bylaws. The board of directors can also unilaterally amend, alter, or repeal our amended and restated bylaws with the affirmative vote of a majority of the entire board of directors.

 The Rights Plan

        Although the Rights Plan was structured and approved by our board of directors to protect our ability to use our NOLs to offset future tax liabilities, the existence of the Rights Plan may nevertheless discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. To the extent any potential acquirers are deterred by our Rights Plan, the plan may have the effect of preserving incumbent directors and management in office or preventing acquisitions of us. The Rights Plan has a limited life and is not intended for defensive or anti-takeover purposes. See "—Rights Plan".

Indemnification Matters

        Our restated certificate of incorporation limits the liability of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers, and we intend to enter into indemnification agreements with each of our future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Provisions of Our Restated Certificate of Incorporation Governing Corporate Opportunities

        We and SOG, Sanchez Energy Partners I, LP and certain of their affiliates (but excluding us, collectively, the "Sanchez Group") are engaged in similar activities or lines of business and have an interest in the same areas of corporate opportunities. Members of the Sanchez Group will not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and to the fullest extent permitted by law, no member of the Sanchez Group nor any of their directors or officers will be liable to us or our stockholders for breach of any fiduciary duty, by reason of any such activities. Additionally, if any member of the Sanchez Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for it and us, to the fullest extent permitted by law, such member of the Sanchez Group will have no duty to communicate or offer such corporate opportunity to us and will not be liable to us or our stockholders for breach of any duty (fiduciary or otherwise) if such member of the Sanchez Group pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to its affiliates. If any director or officer of any member of the Sanchez Group who is also one of our officers or directors becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer in writing solely in his or her capacity as our director or officer), that director or officer will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to such member of the Sanchez Group or its affiliates and that director or officer will not, to the fullest extent permitted by law, be deemed to have (1) breached or acted in a manner inconsistent with or opposed to his or her fiduciary or other duties to us regarding the opportunity or (2) acted in bad faith or in a manner inconsistent with the best interests of our company or our stockholders. Pursuant to the terms of our restated certificate of incorporation, members of the Sanchez Group are not required to offer corporate opportunities to us, and our directors and officers may be permitted to offer certain corporate opportunities to members of the

Sanchez Group before us. See "Risk Factors—Risks Related to Our Business" in our Annual Report on Form 10-K, which is incorporated by reference herein.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

        Our common stock, and associated preferred stock purchase rights, trade on the NYSE under the symbol "SN."

DESCRIPTION OF WARRANTS

        We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  United States federal income tax consequences applicable to such warrants;

  •
  the amount of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and stockholders, or in a rights offering; (3) through agents (acting as agent or principal); (4) through a combination of any of these methods; or (5) through any other method described in a prospectus supplement. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

 Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business for which they may receive compensation.

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated balance sheet of Sanchez Energy Corporation as of December 31, 2015 and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2015 financial statements refers to a change in the presentation of deferred taxes.

        The consolidated financial statements as of December 31, 2014 and for each of the two years in the period ended December 31, 2014, incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The statements of revenues and direct operating expenses for the assets acquired by the Company from SWEPI LP and Shell Gulf of Mexico Inc. for each of the years in the three-year period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        The statement of revenues and direct operating expenses for the assets acquired by the Company from Hess Corporation for each of the years in the two-year period ended December 31, 2012, incorporated by reference into this prospectus has been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, the future net income from those reserves and their present value as of December 31, 2015 is based on a reserve report prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this Registration Statement.

SEC registration fee		$50,350
Printing fees and expenses	$		*
Accounting fees and expenses	$		*
Rating agency fees	$		*
Legal fees and expenses	$		*
Transfer Agent and Registrar, Trustee and Depositary fees and expenses	$		*
Miscellaneous	$		*

Total	$		*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Sanchez Energy Corporation

        Sanchez Energy Corporation (the "Company") is incorporated in Delaware. Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL.

        The Company's restated certificate of incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent that the DGCL or any other law of the State of Delaware permits the limitation or elimination of the liability of directors.

        The Company's amended and restated bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company's amended and restated bylaws also permit it to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as its officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        The Company has entered into indemnification agreements with each of its current directors and officers and intends to enter into indemnification agreements with each of its future directors and officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that the indemnification agreements will facilitate its ability to continue to attract and retain qualified individuals to serve as directors and officers.

Subsidiary Guarantor Registrants

        SN Palmetto, LLC, SN Marquis LLC, SN TMS, LLC and SN Catarina, LLC are all Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        SN Cotulla Assets, LLC and SN Operating, LLC are Texas limited liability companies. Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may indemnify a person, pay in advance or reimburse expenses incurred by a person and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

 Item 16.    Exhibits.

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation dated as of May 28, 2013 (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q on November 8, 2013, and incorporated herein by reference).
3.2
Certificate of Designations of Series C Junior Participating Preferred Stock of Sanchez Energy Corporation (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K on July 29, 2015, and incorporated herein by reference).
3.3		Amended and Restated Bylaws dated as of December 13, 2011 (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K on December 19, 2011, and incorporated herein by reference).
4.1
Form of Common Stock Certificate (filed as Exhibit 4.1 to Amendment No. 3 to the Company's registration statement on Form S-1 (File. No. 333-176613) on November 25, 2011, and incorporated herein by reference).
4.2		Description of Common Stock (incorporated herein by reference to the Company's Form 8-A filed on December 9, 2011 (Registration No. 001-35372)).
4.3		Description of Rights (incorporated herein by reference to the Company's Form 8-A filed on July 29, 2015 (Registration No. 001-35372)).
4.3
Registration Rights Agreement, dated as of December 19, 2011, by and between Sanchez Energy Corporation and Sanchez Energy Partners I, LP (filed as Exhibit 10.3 to the Company's Current Report on Form 8-K on December 23, 2011, and incorporated herein by reference).
4.4
Rights Agreement, dated as of July 28, 2015, by and between Sanchez Energy Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (including the form of Certificate of Designations of Series C Junior Participating Preferred Stock attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C) (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K on July 29, 2015, and incorporated herein by reference).

4.5	**	Form of Indenture with respect to Senior Debt Securities.

4.6	**	Form of Indenture with respect to Subordinated Debt Securities.

4.7	*	Form of Guarantee Agreement.

4.8	*	Form of Warrant Agreement.

4.9	*	Form of Warrant Certificate.

5.1	**	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.

12.1	**	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends.

23.1	**	Consent of KPMG LLP.

23.2	**	Consent of BDO USA, LLP.

Exhibit Number		Description
23.3	**	Consent of Ryder Scott Company L.P.

23.4	**	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).

24.1	**	Powers of Attorney (contained on signature pages).

25.1	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to Senior Debt Securities.

25.2	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to Subordinated Debt Securities.

*
To be filed by post-effective amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K of the registrant in connection with the issuance of securities.

**
Filed herewith.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          6.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          7.     The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

          8.     If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

          9.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 21, 2016.

SANCHEZ ENERGY CORPORATION
By:	/s/ ANTONIO R. SANCHEZ, III Antonio R. Sanchez, III, Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Antonio R. Sanchez, III, G. Gleeson Van Riet and Gregory B. Kopel, and each of them, any of whom may act without joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ ANTONIO R. SANCHEZ, III Antonio R. Sanchez, III	Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2016
/s/ G. GLEESON VAN RIET G. Gleeson Van Riet	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	March 21, 2016
/s/ KIRSTEN A. HINK Kirsten A. Hink	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 21, 2016
/s/ A. R. SANCHEZ, JR. A. R. Sanchez, Jr.	Executive Chairman of the Board of Directors	March 21, 2016

Signature	Title	Date

/s/ GILBERT A. GARCIA Gilbert A. Garcia	Director	March 21, 2016
/s/ GREG COLVIN Greg Colvin	Director	March 21, 2016
/s/ ALAN G. JACKSON Alan G. Jackson	Director	March 21, 2016
/s/ SEAN M. MAHER Sean M. Maher	Director	March 21, 2016
/s/ BRIAN CARNEY Brian Carney	Director	March 21, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 21, 2016.

SN PALMETTO, LLC SN MARQUIS LLC SN COTULLA ASSETS, LLC SN OPERATING, LLC SN TMS, LLC SN CATARINA, LLC
By:	/s/ ANTONIO R. SANCHEZ, III Antonio R. Sanchez, III, Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Antonio R. Sanchez, III, G. Gleeson Van Riet and Gregory B. Kopel, and each of them, any of whom may act without joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ ANTONIO R. SANCHEZ, III Antonio R. Sanchez, III	Chief Executive Officer of the registrants and Director of Sanchez Energy Corporation, the sole member of the registrants (Principal Executive Officer)	March 21, 2016
/s/ G. GLEESON VAN RIET G. Gleeson Van Riet	Senior Vice President and Chief Financial Officer of the registrants (Principal Financial Officer)	March 21, 2016

Signature	Title	Date

/s/ KIRSTEN A. HINK Kirsten A. Hink	Senior Vice President and Chief Accounting Officer of the registrants (Principal Accounting Officer)	March 21, 2016
/s/ A. R. SANCHEZ, JR. A. R. Sanchez, Jr.	Executive Chairman of the Board of Directors of Sanchez Energy Corporation, the sole member of the registrants	March 21, 2016
/s/ GILBERT A. GARCIA Gilbert A. Garcia	Director of Sanchez Energy Corporation, the sole member of the registrants	March 21, 2016
/s/ GREG COLVIN Greg Colvin	Director of Sanchez Energy Corporation, the sole member of the registrants	March 21, 2016
/s/ ALAN G. JACKSON Alan G. Jackson	Director of Sanchez Energy Corporation, the sole member of the registrants	March 21, 2016
/s/ SEAN M. MAHER Sean M. Maher	Director of Sanchez Energy Corporation, the sole member of the registrants	March 21, 2016
/s/ BRIAN CARNEY Brian Carney	Director of Sanchez Energy Corporation, the sole member of the registrants	March 21, 2016

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation dated as of May 28, 2013 (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q on November 8, 2013, and incorporated herein by reference).

3.2		Certificate of Designations of Series C Junior Participating Preferred Stock of Sanchez Energy Corporation (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K on July 29, 2015, and incorporated herein by reference).

3.3		Amended and Restated Bylaws dated as of December 13, 2011 (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K on December 19, 2011, and incorporated herein by reference).

4.1		Form of Common Stock Certificate (filed as Exhibit 4.1 to Amendment No. 3 to the Company's registration statement on Form S-1 (File. No. 333-176613) on November 25, 2011, and incorporated herein by reference).

4.2		Description of Common Stock (incorporated herein by reference to the Company's Form 8-A filed on December 9, 2011 (Registration No. 001-35372)).

4.3		Description of Rights (incorporated herein by reference to the Company's Form 8-A filed on July 29, 2015 (Registration No. 001-35372)).

4.3		Registration Rights Agreement, dated as of December 19, 2011, by and between Sanchez Energy Corporation and Sanchez Energy Partners I, LP (filed as Exhibit 10.3 to the Company's Current Report on Form 8-K on December 23, 2011, and incorporated herein by reference).

4.4		Rights Agreement, dated as of July 28, 2015, by and between Sanchez Energy Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (including the form of Certificate of Designations of Series C Junior Participating Preferred Stock attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C) (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K on July 29, 2015, and incorporated herein by reference).

4.5	**	Form of Indenture with respect to Senior Debt Securities.

4.6	**	Form of Indenture with respect to Subordinated Debt Securities.

4.7	*	Form of Guarantee Agreement.

4.8	*	Form of Warrant Agreement.

4.9	*	Form of Warrant Certificate.

5.1	**	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.

12.1	**	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends.

23.1	**	Consent of KPMG LLP.

23.2	**	Consent of BDO USA, LLP.

Exhibit Number		Description
23.3	**	Consent of Ryder Scott Company L.P.

23.4	**	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).

24.1	**	Powers of Attorney (contained on signature pages).

25.1	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to Senior Debt Securities.

25.2	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to Subordinated Debt Securities.

*
To be filed by post-effective amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K of the registrant in connection with the issuance of securities.

**
Filed herewith.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.